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                                                                  Exhibit 23.3


CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we consent to the incorporation by reference in this registration statement on Form S-3 of our report dated October 6, 2000 on our audit of the combined financial statements of CWC ConsumerCo as of March 31, 1999 and 2000, for the three years ended March 31, 2000. We also consent to the references to our firm under the Caption "Experts".


/s/ ARTHUR ANDERSEN
Arthur Andersen
London, England
July 20, 2001